Exhibit 10.4

EXECUTION VERSION

INFOR ENTERPRISE APPLICATIONS, LP

AGREEMENT OF LIMITED PARTNERSHIP

Dated as of April 5, 2012

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTIONS THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN OF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT OF LIMITED PARTNERSHIP ALSO MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH PARTNERSHIP INTERESTS. A COPY OF ANY SUCH AGREEMENT MAY BE OBTAINED FROM THE PARTNERSHIP BY THE HOLDER OF SUCH PARTNERSHIP INTERESTS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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INFOR ENTERPRISE APPLICATIONS, LP

AGREEMENT OF LIMITED PARTNERSHIP

This AGREEMENT OF LIMITED PARTNERSHIP of Infor Enterprise Applications, LP (the “Partnership”), dated as of April 5, 2012, is entered into by the Partners.

WHEREAS, on April 3, 2012, a Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of the State of Delaware;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Accruing Common Threshold” means, as of any date with respect to each Class B Unit, an amount equal to the sum of (a) the Original Cost of such Class B Unit plus (b) the Common Threshold Yield accrued on such Class B Unit for all periods prior to such date.

“Additional Limited Partner” means a person admitted to the Partnership as a Limited Partner pursuant to Section 10.2.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and (ii) increased for any amount such person is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Affiliate” of, or a Person “Affiliated” with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, where control means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise, and, in the case of a Person which is a partnership or a limited liability company, any partner or member, respectively, of such specified Person.

“Affiliated Institution” means with respect to any Partner or other Person entitled to indemnification pursuant to Article V, any investment fund, institutional investor or other financial intermediary with which such Partner or indemnified person is Affiliated or of which such Partner or indemnified person is a member, partner or employee.

Signature Page to Limited Partnership Agreement

“Agreement” means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Approved Sale” has the meaning set forth in Section 11.2 hereof.

“Assignee” means a person to whom a Partnership Interest has been transferred in a Transfer described in Section 11.1, but who has not become a Partner.

“Base Amount” of a Class I Unit means an amount equal to $1,000.00

“Book Value” means, with respect to any Partnership property, the Partnership’s adjusted basis for United States federal income tax purposes, except as follows: (i) the Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of contribution; (ii) the Book Value of any asset distributed by the Partnership to any Partner shall be adjusted immediately prior to such distribution to equal its gross fair market value at such time; (iii) the Book Values of all of the Partnership’s assets shall be adjusted as reasonably determined by the Board to equal their respective gross fair market values as of any date permitted under Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(v), including the date of the acquisition of additional Partnership Interests by any new or existing Partner in exchange for a capital contribution or services provided to or for the benefit of the Partnership, upon the liquidation of the Partnership, or upon the distribution by the Partnership to a retiring or continuing Partner of money or other assets of the Partnership in redemption of some or all of such Partner’s Partnership Interests; and (iv) any adjustments to the adjusted basis of any asset of the Partnership pursuant to Code Sections 732(d), 734(b) or 743(b) shall be taken into account in determining such asset’s Book Value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv).

“Board” means the board of directors of the General Partner.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 3.2.

“Capital Contribution” means any cash or other property which a Partner contributes or is deemed to have contributed to the Partnership pursuant to Section 3.1.

“Cause” shall have the meaning ascribed to such term in any written employment agreement between the Partnership or any Subsidiary of the General Partner or the Partnership and a Management Limited Partner, or in the absence of any such written agreement, shall mean (i) the commission of or plea of nolo contendere to a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the General Partner, the Partnership or any of their respective Subsidiaries, (ii) conduct tending to bring the General Partner, the Partnership or any of their respective Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably determined by the Board, (iv) gross negligence or willful misconduct with respect to the General Partner, the Partnership or any of their respective Subsidiaries or (v) any other material breach of (A) any written agreement between a Management Limited Partner and the Partnership or any of its Subsidiaries

and evidencing the issuance of any Units or other securities to such Management Limited Partner or (B) any written agreement governing the employment relationship between a Management Limited Partner and the Partnership or any of its Subsidiaries.

“Certificate of Limited Partnership” means the Partnership’s Certificate of Limited Partnership as filed with the Secretary of State of Delaware, as it may be amended, supplemented or restated from time to time.

“Class A Unit” means a Unit having the rights and obligations specified with respect to “Class A Units” in this Agreement.

“Class A Unitholder” means a Partner holding any Class A Units.

“Class A Yield” means, with respect to each Class A Unit, for any period, the amount accruing on such Class A Unit on a daily basis (from the original date of issuance of such Unit), at the rate of 12.0% per annum, compounded on the last day of each calendar quarter, on (a) the Unreturned Original Cost of such Class A Unit, plus (b) the Unpaid Class A Yield thereon for all prior periods. In calculating the amount of any Distribution to be made during a period, a Class A Unit’s Class A Yield for such portion of such period elapsing before such Distribution is made shall be included as part of such Class A Unit’s Class A Yield.

“Class B Unit” means a Unit having the rights and obligations specified with respect to “Class B Units” in this Agreement.

“Class B Unitholder” means a Partner holding any Class B Units.

“Class B Yield” means, with respect to each Class B Unit, for any period, the amount accruing on such Class B Unit on a daily basis (from the original date of issuance of such Unit), at the rate of 6.0% per annum, compounded on the last day of each calendar quarter, on (a) the Unreturned Original Cost of such Class B Unit, plus (b) the Unpaid Class B Yield thereon for all prior periods. In calculating the amount of any Distribution to be made during a period, a Class B Unit’s Class B Yield for such portion of such period elapsing before such Distribution is made shall be included as part of such Class B Unit’s Class B Yield; provided, however, that no Class B Yield shall accrue on any Class B Unit from and after the fifth (5th) anniversary of the date of issuance of such Class B Unit.

“Class C Unit” means a Unit having the rights and obligations specified with respect to “Class C Units” in this Agreement.

“Class C Unitholder” means a Partner holding any Class C Units.

“Class D Unit” means a Unit having the rights and obligations specified with respect to “Class D Units” in this Agreement.

“Class D Unitholder” means a Partner holding any Class D Units.

“Class I Unit” means a Unit having the rights and obligations specified with respect to “Class I Units” in this Agreement.

“Class I Unitholder” means a Partner holding any Class I Units.

“Class I Yield” means, with respect to each Class I Unit, for any period, the amount accruing on such Class I Unit on a daily basis (from the original date of issuance of such Unit), at the rate of 6.0% per annum, compounded on the last day of each calendar quarter, on (a) the Unreturned Base Amount of such Class I Unit, plus (b) the Unpaid Class I Yield thereon for all prior periods. In calculating the amount of any Distribution to be made during a period, a Class I Unit’s Class I Yield for such portion of such period elapsing before such Distribution is made shall be included as part of such Class I Unit’s Class I Yield.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Participation Threshold” means the actual receipt by each Class B Unitholder with respect to each Class B Unit of an aggregate amount of Distributions pursuant to Sections 4.1(e), (f) and (g) equal to the greater of (a) one and one-half times (1.50X) the Original Cost of such Class B Unit and (b) the Accruing Common Threshold of such Class B Unit.

“Common Threshold Yield” means, with respect to each Class B Unit, for any period, the amount accruing on such Class B Unit on a daily basis (from the original date of issuance of such Unit), at the rate of 12.0% per annum, compounded on the last day of each calendar quarter, on (a) the Unreturned Original Cost of such Class B Unit, plus (b) the Unpaid Common Threshold Yield thereon for all prior periods. In calculating the amount of any Distribution to be made during a period, a Class B Unit’s Common Threshold Yield for such portion of such period elapsing before such Distribution is made shall be included as part of such Class B Unit’s Common Threshold Yield.

“Competitive Activity” means, during the term of any Management Limited Partner’s employment with or service to the General Partner, the Partnership or any of their respective Subsidiaries and during the one (1) year period immediately following such Management Limited Partner’s Termination Date, directly or indirectly owning any interest in, managing, controlling, participating in, being employed by, consulting with, rendering services for or in any manner engaging in any business anywhere in the world which competes directly or indirectly with or otherwise engages in the businesses of the Partnership or its Affiliates, as such businesses exist or are in process on such Management Limited Partner’s Termination Date; provided that the passive ownership of not more than two percent (2%) of the outstanding equity securities of any class of a corporation which is publicly traded will not be deemed to be a Competitive Activity, so long as such Management Limited Partner has no active participation in the business of such corporation.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, §§ 17-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Distribution” means a distribution or dividend made by the Partnership to a Partner, whether in cash, property or securities of the Partnership and whether by liquidating distribution, redemption of the Units (other than in exchange for other Units) or otherwise, including pursuant to Section 4.1 (Nonliquidating Distributions), 13.2(b)(iii) (Liquidating Distributions), or 13.3 (Distributions in Kind); provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Partnership of any Class C Units, (b) any recapitalization or exchange of securities of the Partnership, (c) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (d) any fees or remuneration paid to any Partner in such Partner’s capacity as an employee, officer, consultant or other provider of services to the Partnership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expense” has the meaning specified in Section 5.5.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Partner or the occurrence of any other event that terminates the continued membership of a Partner of the Partnership.

“Fair Market Value” of a Unit means the fair market value thereof determined in good faith by the Board as if the Partnership’s assets had been liquidated in accordance with this Agreement (as in effect immediately prior to such liquidation) and applicable law, and the proceeds of such liquidation were applied and distributed pursuant to the rights and preferences set forth in this Agreement (as in effect immediately prior to such liquidation).

“General Partner” means Infor Topco GP, Inc., a Delaware corporation, or any Successor General Partner, in its capacity as general partner of the Partnership, and any successor general partner of the Partnership appointed pursuant to this Agreement.

“GGC Limited Partners” means each of the Persons listed under the heading “GGC Limited Partners” on Schedule A attached hereto and each Person who otherwise agrees to be bound by the provisions hereof as a GGC Limited Partner by executing a joinder agreement in accordance with the terms of this Agreement.

“GGC Units” means (i) any Units of the Partnership acquired by any of the GGC Limited Partners and (ii) any equity securities of the Partnership issued or issuable directly or indirectly with respect to securities referred to in clause (i) of this definition by way of unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization.

“Holder” means a Holder of one or more Units as reflected on the Partnership’s books and records.

“Investor Limited Partners” means each Class A Unitholder, Class B Unitholder, Class D Unitholder and Class I Unitholder (it being understood that if a Management Limited Partner acquires any Class A Units, Class B Units, Class D Units or Class I Units, such Management Limited Partner shall not be deemed an Investor Limited Partner with respect to such Units for purposes of Article XI or Article XII).

“IPO” means an initial public offering and sale of the Partnership’s (or any corporate successor’s) securities pursuant to an effective registration statement under the Securities Act.

“Limited Partner” means each of the Persons listed under the heading “Limited Partners” on Schedule A attached hereto, and any Person subsequently admitted to the Partnership as a Substituted Limited Partner or Additional Limited Partner, in its capacity as a limited partner of the Partnership, but in each case only so long as such Person holds any Units.

“Liquidator” has the meaning specified in Section 13.2.

“Losses” means items of Partnership loss and deduction determined according to Section 3.2(a).

“Majority in Voting Interest” means, at any time, the Holders of a majority of the Voting Units outstanding at such time.

“Management Incentive Unit” means any class of Units issued pursuant to Section 3.5 that are issued to Management Limited Partners and are designated by the Board as Management Incentive Units.

“Management Incentive Unit Agreement” means the agreement by and between the Partnership and any employees, officers, consultants, contractors or advisors of the Partnership or its Subsidiaries as in effect from time to time pursuant to which any Management Incentive Units are issued by the Partnership to any such employee, officer, consultant, contractor or advisor.

“Management Limited Partner” means the Limited Partners that are employees, officers, consultants, contractors or advisors of the Partnership or its Subsidiaries and that hold Management Incentive Units.

“Officer” means each person designated as an officer of the Partnership pursuant to Section 5.2 for so long as such person remains an officer pursuant to the provisions of Section 5.2.

“Original Cost” means, with respect to each Class A Unit, Class B Unit or Management Incentive Unit, an amount equal to the purchase price originally paid to the Partnership therefor (as proportionately adjusted for all unit splits, unit dividends, unit exchanges and other recapitalizations affecting such Class A Units, Class B Units or Management Incentive Units, as applicable), it being understood that the Original Cost of any Management Incentive Unit that is issued without the payment of any cash or other property as consideration shall be equal to zero. For avoidance of doubt, the Original Cost of each Class A Units issued on the date of this Agreement is equal to $66.9262 and the Original Cost of each Class B Unit issued on the date of this Agreement is equal to $19.4905.

“Partner” means the General Partner or a Limited Partner.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Interest” means the interest in the Partnership which entitles the Holder to a fractional interest in the Partnership’s Profits, gains, income, Losses, distributions, deductions, credits, or other tax items as provided in this Agreement, including such Partner’s right (based on the type and class or series of Unit or Units held by such Partner), as applicable, (i) to a distributive share of the assets of the Partnership, (ii) to vote on, consent to or otherwise participate in any decision of the Partners, or (iii) to any and all other benefits to which such Partner may be entitled as provided in this Agreement or applicable law.

“Participating Class C Units” means any Class C Unit other than a Class C Unit the Participation Threshold of which is greater than zero (taking into account any adjustments described in Section 3.5).

“Participating Class C Unitholder” means a Partner holding any Participating Class C Units.

“Participating Preferred Units” means the Class A Units, Class B Units, Class D Units or any other class of Units entitled to participate in Distributions made pursuant to Section 4.1(h) other than the Class C Units.

“Participation Threshold” means, with respect to each outstanding Class C Unit, an amount, if any, established by the Board upon issuance of such Class C Unit and adjusted from time to time, in accordance with Section 3.5.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Proceeding” has the meaning specified in Section 5.5.

“Profits” means items of Partnership income and gain determined according to Section 3.2(a).

“Purchase Agreement” means that certain Equity Purchase and Contribution Agreement, dated as of March 15, 2012, and amended as of the date hereof, by and among the Partnership and the other persons party thereto.

“Reserves” means amounts set aside on the Partnership’s books to provide for the Partnership’s reasonable working capital requirements and its estimated future operating expenses, debt service or capital expenditures (including reasonable amounts set aside for unforeseen and contingent liabilities).

“Sale of the Partnership” means (i) any sale or Transfer by the Partnership or its Subsidiaries of all or substantially all (as defined in the Revised Model Business Corporation Act) of their assets on a consolidated basis to any third party entity, as a result of which any Person(s) other than the Investor Limited Partners obtain possession of voting power (under ordinary circumstances) to elect a majority such entity’s board of directors (or equivalent governing body) or (ii) any consolidation, merger or reorganization of the Partnership with or into any other entity or entities, or any sale or Transfer to any third party of the equity interests in the Partnership by the Holders thereof, as a result of which any Person(s) other than the Investor Limited Partners obtain possession of voting power (under ordinary circumstances) to elect a majority of the surviving business entity’s board of directors (or equivalent governing body).

“Securities Act” means the United States Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Solvent Reorganization” means any solvent reorganization of the Partnership or any of its Subsidiaries, including by merger, consolidation, recapitalization, transfer or sale of securities or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of related transactions (in each case other than to or with a third party that is not an Affiliate of the Partnership or any of its Subsidiaries (which Affiliates may include an entity formed for the purpose of such Solvent Reorganization)), in which:

(a) all holders of a particular class of Units are offered the same consideration in respect of such class of Units;

(b) the pro rata indirect economic interests of the holders of Units in the business of the Partnership and its Subsidiaries, relative to each other and to all other holders (directly or indirectly) of Units, are preserved; and

(c) the rights of the holders of Units are preserved in all material respects (it being understood by way of illustration and not limitation that the relocation of a covenant or restriction from one instrument to another shall be deemed a preservation if the relocation is necessitated, by virtue of any law or regulation applicable to the Partnership and its Subsidiaries following such Solvent Reorganization, as a result of any change in jurisdiction or form of entity in connection with the Solvent Reorganization; provided that such covenants and restrictions are retained in instruments that are, as nearly as practicable and to the extent consistent with business and transactional objectives, equivalent to the instruments in which such restrictions or covenants were contained prior to the Solvent Reorganization).

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, by and among the General Partner, the Partnership and the Limited Partners party thereto, as the stockholders of the General Partner, as the same may be amended from time to time in accordance with its terms.

“Stockholder Shares” shall have the meaning given to such term in the Stockholders Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or comparable governing body members thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership, or other similar, ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

“Substituted Limited Partner” means a person that is admitted as a Limited Partner to the Partnership pursuant to Section 10.1.

“Successor General Partner” means any person admitted as a general partner of the Partnership pursuant to Section 10.3.

“Summit Limited Partners” means each of the Persons listed under the heading “Summit Limited Partners” on Schedule A attached hereto and each Person who otherwise agrees to be bound by the provisions hereof as a Summit Limited Partner by executing a joinder agreement in accordance with the terms of this Agreement.

“Summit Units” means (i) any Units of the Partnership acquired by any of the Summit Limited Partners and (ii) any equity securities of the Partnership issued or issuable directly or indirectly with respect to securities referred to in clause (i) of this definition by way of unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization.

“Termination Date” means, with respect to any Management Limited Partner, the first date on which such Management Limited Partner is no longer employed by the Partnership or its Subsidiaries (or in the case of a Management Limited Partner who was not an employee, the first date on which such Management Limited Partner is no longer acting as a director or officer of, or consultant or advisor to, the Partnership or its Subsidiaries) for any reason (including, but not limited to, death or disability).

“Treasury Regulations” means the income tax regulations promulgated under the Code as amended from time to time.

“Unit” means an interest representing a fractional part of the Partnership Interests of all of the Partners and shall include all types and classes or series of Units; provided that any type or class or series of Units shall have the designations, preferences or special rights set forth in this Agreement and the Partnership Interests represented by such type or class or series of Units shall be determined in accordance with such designations, preferences or special rights.

“Unpaid Class A Yield” with respect to any Class A Unit, means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class A Yield accrued on such Class A Unit for all periods prior to such date, over (b) the aggregate amount of prior Distributions made by the Partnership pursuant to Section 4.1(a).

“Unpaid Class B Yield” with respect to any Class B Unit, means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class B Yield accrued on such Class B Unit for all periods prior to such date, over (b) the aggregate amount of prior Distributions made by the Partnership pursuant to Section 4.1(e).

“Unpaid Class I Yield” with respect to any Class I Unit, means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class I Yield accrued on such Class I Unit for all periods prior to such date, over (b) the aggregate amount of prior Distributions made by the Partnership pursuant to Section 4.1(c).

“Unpaid Common Threshold Yield” with respect to any Class B Unit, means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Common Threshold Yield accrued on such Class B Unit for all periods prior to such date, over (b) the aggregate amount of prior Distributions with respect to such Class B Unit made by the Partnership pursuant to Sections 4.1(e) and (g).

“Unreturned Base Amount” means, with respect to any Class I Unit, an amount equal to the excess, if any, of (a) the Base Amount of such Class I Unit, over (b) the aggregate amount of prior Distributions made by the Partnership with respect to such Class I Unit pursuant to Section 4.1(d).

“Unreturned Original Cost” means, with respect to any Class A Unit or Class B Unit, an amount equal to the excess, if any, of (a) the Original Cost of such Class A Unit or Class B Unit, over (b) the aggregate amount of prior Distributions made by the Partnership with respect to such Class A Unit pursuant to Section 4.1(b) or such Class B Unit pursuant to Section 4.1(f), as applicable.

“Unvested Management Incentive Units” means any Management Incentive Units that are not Vested Management Incentive Units.

“Vested Management Incentive Units” means any Management Incentive Units that are designated as “vested” in any separate written agreement with respect to Management Incentive Units between the Partnership and a Management Limited Partner.

“Voting Units” means the Class A Units, the Class B Units and the Class D Units.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Organization of Partnership. The General Partner and the Limited Partners hereby agree to organize the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.

2.2 Name. The name of the Partnership shall be Infor Enterprise Applications, LP.

2.3 Purpose. The Partnership’s purpose shall be to carry on any activities which may lawfully be carried on by a limited partnership organized pursuant to the Delaware Act.

2.4 Principal Office; Registered Office. The principal office of the Partnership shall be such place as the General Partner may from time to time designate by written notice to all Partners and Assignees. The registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company.

2.5 Term. The Partnership shall commence upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until terminated according to Article XIII.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

3.1 Authorization of Units; Capital Contributions.

(a) Each Partner’s interest in the Partnership, including such Partner’s interest in income, gains, losses, deductions and expenses of the Partnership and the right to vote on certain matters as provided in this Agreement, shall be represented by the Units owned by such Partner. The Partnership may issue fractional Units. The ownership of Units shall entitle each Partner to allocations of Profit and Loss and other items and distributions of cash and other property as set forth in Article IV hereof. Upon receipt of each Partner’s Capital Contribution set forth opposite such Partner’s name on Schedule A, such Partner shall be deemed to own the number of Units set forth opposite such Partner’s name on Schedule A. The General Partner may in its discretion issue certificates to the Partners representing the Units held by each Partner.

(b) As of the date hereof, each Person who is a Limited Partner as of the date hereof has made or is deemed to have made the Capital Contributions and is deemed to own the number, type and class or series of Units, in each case, in the amounts set forth opposite such Limited Partner’s name on Schedule A attached hereto as in effect on the date hereof. All Capital Contributions shall be reflected on the Partnership’s books and records, and the Partnership shall amend Schedule A from time to time to reflect any additional Capital Contribution made by any Partner and any changes to the Units held by any Partner. Each Management Limited Partner acknowledges and agrees that Schedule A may be redacted or information thereon may otherwise be aggregated when provided to such Management Limited Partner to prevent disclosure of confidential information with respect to individual allocations of Management Incentive Units.

(c) Subject to the terms of the Stockholders Agreement, the Board shall have the right to cause the Partnership to issue or sell to the Partners, Affiliates of the Partners or other Persons: (i) additional Units or other interests in the Partnership (including other classes or series thereof having different rights), in which event all Holders of Units shall be diluted with respect to such issuance subject to differences in rights and preferences of different classes and series of Units as specified herein, (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other interests in the Partnership and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Partnership. Upon the acquisition of any Units or other interests in the Partnership by a Person who is not a Partner, such Person shall execute and deliver a counterpart of this Agreement and shall become a Partner hereunder, and Schedule A hereto shall be amended to reflect such issuance and new Partner.

(d) No Partner shall make or be required to make any additional contributions to the Partnership with respect to such Partner’s Units. Except as expressly provided herein, no Partner, in its capacity as a Partner, shall have the right to receive any cash or any other property of the Partnership.

(e) The Partnership has authority to issue 180,150,000 Units, comprising 5,000,000 authorized Class A Units, 75,000,000 authorized Class B Units, 50,000,000 authorized Class C Units, 50,000,000 authorized Class D Units and 150,000 authorized Class I Units. Subject to the terms of the Stockholders Agreement and this Agreement, the Board may, in its sole discretion and without the consent of any other Partner, (i) at any time, and without the need for any amendment hereunder, increase the authorized number of Units, or any class of them; and (ii) in the event of a reorganization, recapitalization, merger, consolidation, combination, split or dividend of Units or other change in the Units, make appropriate changes in the number and type of interests (including Units) authorized by this Agreement.

3.2 Capital Accounts.

(a) The Partnership shall maintain a separate Capital Account for each Partner according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Partnership may (at the direction of the Board), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property. Without limiting the foregoing, each Partner’s Capital Account shall (i) be credited with such Partner’s capital contributions and all items of Profit allocated to such Partner, and (ii) be debited with all items of Loss allocated to such Partner and all cash and the Book Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. Any permitted transferee of Partnership Interests in the Partnership shall succeed to the Capital Account relating to the Partnership Interests in the Partnership being transferred (and any reference in this Agreement to a Capital Contribution of or Distribution to a Limited Partner that has succeeded any other Limited Partner in whole or in part shall include any Capital Contributions or Distributions previously made by or to the predecessor Limited Partner on account of the Units of such predecessor Limited Partner transferred to such Limited Partner). For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be reflected in Capital Accounts the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii) If the Book Value of any Partnership property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

3.3 No Liability of Partners.

(a) No Liability. Except as otherwise required by applicable law, no Partner shall have any personal liability whatsoever in such Partner’s capacity as a Limited Partner or General Partner, whether to the Partnership, to any of the other Partners, to the creditors of the Partnership or to any other third party, for the debts, liabilities, commitments or any other obligations of the Partnership or for any losses of the Partnership. Each Partner shall be liable only to make such Partner’s Capital Contribution to the Partnership and the other payments provided expressly herein. Other than the General Partner in its capacity as the General Partner and other than Officers appointed pursuant to Section 5.2, no Partner in its capacity as a Partner shall have any power to represent, act for, sign for or bind the Partnership.

(b) Distribution. In accordance with the Delaware Act and the laws of the State of Delaware, a partner of a limited partnership may, under certain circumstances, be required to return amounts previously distributed to such partner. It is the intent of the Partners that no distribution to any Limited Partner pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act and the payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of the Delaware Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of any other Partner. Notwithstanding the foregoing, each Limited Partner shall be required to return to the Partnership any Distribution made to it in clear and manifest accounting or similar error.

3.4 Negative Capital Accounts. No Limited Partner shall be required to pay to the Partnership or any other Limited Partner any deficit or negative balance which may exist from time to time in such Limited Partner’s Capital Account (including upon and after dissolution of the Partnership).

3.5 Management Incentive Units.

(a) Subject to the terms of the Stockholders Agreement, the Board may, in its sole discretion and without the consent of any Limited Partner, at any time, and without the need for any amendment hereunder, from time to time after the date hereof, approve the issuance of Management Incentive Units to any Person that is an employee, officer, consultant, contractor or advisor of the Partnership or its Subsidiaries, upon the terms and subject to the conditions set forth in this Agreement. Management Incentive Units issued under this Agreement (a) may be intended, as determined by the Board, to be “profits interests” as described in Revenue Procedure 93-27, Revenue Procedure 2001-43, and Notice 2005-43 (promulgated by the United States Internal Revenue Service) with an initial Fair Market Value equal to zero and (b) shall be subject to the provisions of a written agreement satisfactory in form and substance to the Board evidencing the issuance of such Units. Further, each Management Limited Partner that is a United States Person or entity shall make and file with the Internal Revenue Service a “Section 83(b) Election” in such form as required by applicable Treasury regulations (Treas. Reg. §1.83-2). Any Section 83(b) Election shall be filed within thirty days of the date of issuance of a Management Incentive Unit to a Management Limited Partner.

(b) On the date of each issuance of Management Incentive Units to a Management Limited Partner who is, or, as a result of such grant, becomes a Partner pursuant to such grant, the Board shall establish an initial “Participation Threshold” amount with respect to each such Management Incentive Unit granted on such date. Unless otherwise determined by the Board or provided in the applicable Management Incentive Unit Agreement, the Participation Threshold with respect to a Management Incentive Unit shall be equal to the difference between (i) the amount that would be distributed with respect to all Units pursuant to Sections 4.1(g) and 4.1(h) in a hypothetical transaction in which the Partnership’s assets had been liquidated in accordance with this Agreement (as in effect immediately prior to such liquidation) and applicable law, and the proceeds of such liquidation were applied and distributed pursuant to the rights and preferences set forth in this Agreement (as in effect immediately prior to such liquidation) minus (ii) the total Capital Contributions (if any) made by the Management Limited Partner receiving such Management Incentive Unit with respect to all Management Incentive Units received by such Management Limited Partner as part of the same issuance. At the Board’s discretion, the Participation Threshold with respect to a Management Incentive Unit may increase over time in accordance with a methodology established by the Board at the time of issuance thereof. The Board may designate a series number for each subset of Management Incentive Units consisting of Management Incentive Units having the same Participation Threshold, which Participation Threshold differs from the Participation Thresholds of all Management Incentive Units not included in such subset.

(c) Each Management Incentive Unit’s Participation Threshold shall be adjusted after the grant of such Management Incentive Unit as provided in the applicable Management Incentive Unit Agreement or, in the absence of any such provision, in the following manner: (i) in the event of any Distribution pursuant to Sections 4.1(g) or 4.1(h) or any redemption or repurchase of

Units by the Partnership, the Participation Threshold of each Management Incentive Unit outstanding at the time of such Distribution, redemption or repurchase shall be reduced (but not below zero) by the amount of such Distribution pursuant to Sections 4.1(g) or 4.1(h) or the portion of the amount paid by the Partnership to redeem or repurchase such Units to the extent attributable to Sections 4.1(g) or 4.1(h); and (ii) in the event of any change in the Partnership’s capital structure not addressed above, the Board may equitably adjust the Participation Thresholds of the outstanding Management Incentive Units to the extent necessary (in the Board’s good faith judgment) to prevent such capital structure change from changing the economic rights represented by the Management Incentive Units in a manner that is disproportionately favorable or unfavorable in relation to the economic rights of other classes or series of outstanding Units.

(d) The Management Incentive Units issued to any Management Limited Partner shall become vested in accordance with the vesting schedule set forth in the relevant Management Incentive Unit Agreement or, in the absence of a Management Incentive Unit Agreement, as otherwise determined by the Board in connection with the issuance of such Management Incentive Units. Such vesting schedule may, in the sole discretion of the Board, include acceleration of vesting of any Management Incentive Units in the event of a Sale of the Partnership.

(e) Notwithstanding any provision to the contrary contained in this Agreement or in any Management Incentive Unit Agreement and unless otherwise determined by the Board in connection therewith, any Unvested Management Incentive Units that do not become vested immediately prior to, or in connection with, any Sale of the Partnership, shall be forfeited and cancelled with concurrent effect upon the consummation of any such transaction, and no Management Limited Partner nor any other Person shall have any further rights or obligations with respect to such forfeited options or shares. The provisions of this Agreement that relate to Management Incentive Units (together, if applicable, with the terms of any Management Incentive Unit Agreement) are intended to qualify as provisions of a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended.

(f) The Partnership shall be entitled, if necessary or desirable, to withhold (or secure payment from a Management Limited Partner in lieu of withholding) the amount of any withholding or other tax due from the Partnership with respect to any amount payable or interests issuable hereunder, and the Partnership may defer such payment or issuance unless indemnified to its satisfaction.

(g) In connection with the issuance of any Units to Management Limited Partners hereunder, each such Management Limited Partner acknowledges and agrees, that as a condition to any such issuance:

(i) The Partnership will have no duty or obligation to disclose to any Management Limited Partner any material information regarding the General Partner, the Partnership or their respective Subsidiaries.

(ii) No Management Limited Partner will have any right to be advised of any material information regarding the General Partner, the Partnership or their respective Subsidiaries at any time prior to, upon or in connection with the repurchase of any Management Incentive Units upon the termination of such Management Limited Partner’s employment with the Partnership or its Subsidiaries or as otherwise provided hereunder or in any written agreement evidencing the issuance of any Units.

(iii) Neither the issuance of any Units nor any provision contained in this Agreement or in any written agreement evidencing the issuance of any Units shall entitle such Management Limited Partner to remain in the employment or service, as applicable, of the Partnership or its Subsidiaries or affect the right of the Partnership to terminate any Management Limited Partner’s employment or service, as applicable, at any time for any reason.

(iv) Such Management Limited Partner will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his, her or its rights and obligations under this Agreement and any written agreement evidencing any issuance of Units and such Management Limited Partner fully understands the terms and conditions contained herein and therein.

(v) Prior to the purchase of any Units hereunder or pursuant to any written agreement evidencing the purchase of any Units, such Management Limited Partner will deliver to the Partnership an executed consent from such Management Limited Partner’s spouse (if any) in the form of Exhibit A attached hereto. If, at any time subsequent to the date that such Management Limited Partner is issued any Units and before the Repurchase Option ceases to be effective, such Management Limited Partner becomes legally married (whether in the first instance or to a different spouse), such Management Limited Partner shall cause his or her spouse to execute and deliver to the Partnership a consent in the form of Exhibit A attached hereto. Such Management Limited Partner’s failure to deliver to the Partnership an executed consent in the form of Exhibit A at any time when such Management Limited Partner would otherwise be required hereby to deliver such consent shall constitute such Management Limited Partner’s continuing representation and warranty that such Management Limited Partner is not legally married as of such date.

(h) If a Management Limited Partner is no longer employed by the Partnership or any of its Subsidiaries for any reason (including, but not limited to, death or disability) or is no longer dedicating a substantial portion of his or her professional time and attention (as determined by the Board or its designee) to providing services to the Partnership or any of its Subsidiaries for any reason (including, but not limited to, death or disability), all Unvested Management Incentive Units held by such Management Limited Partner or one or more transferees of such Management Limited Partner, as applicable, in each case other than the Partnership or the General Partner, shall automatically expire and be forfeited to the Partnership. Unless otherwise determined by the Board or provided in the applicable Management Incentive Unit Agreement, if a Management Limited Partner is no longer employed by the Partnership or any of its Subsidiaries for any reason (including, but not limited to, death or disability) or is no longer dedicating a substantial portion of his or her professional time and attention (as determined by the Board or its designee) to providing services to the Partnership or any of its Subsidiaries for any reason (including, but not limited to, death or disability), all Vested Management Incentive Units held by such Management Limited Partner or one or more transferees of such Management Limited Partner, other than the Partnership or the General Partner, will be subject to repurchase by the Partnership (solely at its option) pursuant to the terms and conditions set forth in this Section 3.5(h) (the “Repurchase Option”).

(i) Commencing upon the Termination Date of a Management Limited Partner (it being understood that typically the Partnership shall not acquire any Vested Management Incentive Units prior to the 181st day following the date upon which the Management Incentive Units that are subject to such repurchase have become Vested Management Incentive Units), the Partnership may elect to repurchase all or any portion of the Management Incentive Units, (A) in the event of such Management Limited Partner’s termination for Cause, participation in a Competitive Activity or resignation, at a price equal to the lower of the Original Cost or the Fair Market Value of the Management Incentive Units being repurchased and (B) otherwise, at a price per Unit equal to the Fair Market Value of such Management Incentive Units as of the date of such repurchase (or, if such Fair Market Value is equal to zero, for no consideration by delivering a Repurchase Notice (as defined below) stating the Partnership’s intent to effect such repurchase).

(ii) Subject to Section 3.5(h)(i) above, the Partnership may elect to exercise the Repurchase Option to purchase the Management Incentive Units subject to repurchase by delivering written notice (the “Repurchase Notice”) to the Holder or Holders of the Management Incentive Units no later than ninety (90) days after the later of (i) the Termination Date, (ii) the date the Partnership becomes aware of such Management Limited Partner’s participation in a Competitive Activity, and (iii) the 181st day following the last date upon which any of the Management Incentive Units that are subject to such repurchase have become Vested Management Incentive Units. The Repurchase Notice will set forth the number of Management Incentive Units to be acquired from such Holder(s), the aggregate consideration to be paid for such Management Incentive Units and the time and place for the closing of the transaction. If any Management Incentive Units are held by any transferees of a Management Limited Partner, the Partnership will purchase the Management Incentive Units elected to be purchased from all such Holder(s) of Management Incentive Units, pro rata according to the number of Management Incentive Units held by each such Holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Unit). If Management Incentive Units of different classes are to be purchased pursuant to the Repurchase Option and such Management Incentive Units are held by any transferees of a Management Limited Partner, the number of each class of Management Incentive Units to be purchased will be allocated among all such Holders, pro rata according to the total number of Management Incentive Units to be purchased from such Persons.

(iii) The consummation of the transactions contemplated by this Section 3.5(h) will take place on the date designated in the applicable Repurchase Notice, which date will not be more than ninety (90) days after the delivery of such notice. The Partnership will pay for the Management Incentive Units to be purchased by it by first offsetting amounts outstanding under any bona fide debts owed by such Management Limited Partner to the General Partner, the Partnership or any of their respective Subsidiaries, now existing or hereinafter arising (regardless of whether such amounts are owed by the Holder of such Management Incentive Units) and will pay the remainder of the purchase price by delivery of a check payable to the Holder of such Management Incentive Units. Notwithstanding anything contained herein to the contrary, all repurchases of Management Incentive Units by the Partnership will be subject to applicable restrictions contained in the Act and other applicable law of the Partnership’s jurisdiction of organization and in the General Partner’s, the Partnership’s or any of their respective Subsidiaries’ debt and equity financing agreements (including, without limitation, the inability to cause Subsidiaries to distribute the requisite funds to the Partnership). If any such restrictions prohibit or make impossible the repurchase of Management Incentive Units hereunder which the Partnership is otherwise entitled to make, the Partnership may make such repurchases as soon as it is permitted and able to do so under such restrictions. The Partnership, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Management Incentive Units, including representations that such seller has good and marketable title to the Management Incentive Units to be Transferred free and clear of all liens, claims and other encumbrances, and each Seller may be required to enter into customary repurchase documentation to provide such representations and warranties. The Partnership may deem any such repurchase upon exercise of the Repurchase Option consummated upon delivery to the seller(s) of the applicable purchase price.

(iv) In order to secure the obligations of all holders of Management Incentive Units in respect of any exercise of a Repurchase Option hereunder, each holder of Management Incentive Units hereby constitutes and appoints the General Partner (and any designee of the General Partner), with full power of substitution, as such holder’s true and lawful agent and attorney-in-fact, with full power and authority in such holder’s name, place and stead, to execute, swear to, acknowledge, deliver, file and record all instruments and other documents and do such other acts which the General Partner deems appropriate or necessary to effect or evidence any repurchase of Management Incentive Units pursuant to this Agreement, and such power of attorney may be exercised at any time and from time to time. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive such holder’s death, disability, incapacity, dissolution, bankruptcy, insolvency or termination and the Transfer of all or any portion of the Management Incentive Units and shall extend to such holder’s heirs, successors, assigns and personal representatives.

(v) The provisions of this Section 3.5(h) will terminate upon the last to occur of (i) sale of all or substantially all (as defined in the Revised Model Business Corporation Act) of the Partnership’s assets determined on a consolidated basis or a sale of all or substantially all of the Units (whether directly or indirectly, by merger, recapitalization, consolidation, reorganization, combination, contribution, exchange or otherwise), in each case to any third party entity, as a result of which any Person(s) other than the Investor Limited Partners obtain possession of voting power (under ordinary circumstances) to elect a majority such entity’s board of directors (or equivalent governing body), and (ii) with respect to any Management Incentive Units still subject to vesting as of a Sale of the Partnership, the lapse of such vesting restrictions.

(i) In the event that any Management Incentive Units are certificated, all certificates evidencing such Management Incentive Units shall be held, subject to the other terms of this Agreement and any Management Incentive Unit Agreement, by the Partnership for the benefit of the Holder. Upon the occurrence of a Sale of the Partnership, the Partnership will return all such certificates (if any) evidencing Management Incentive Units to the record holders thereof or to the purchaser. The purpose of the Partnership’s retention of the unit certificates is solely to facilitate any repurchase of Management Incentive Units pursuant to this Agreement or any Management Incentive Unit Agreement or any Transfer of the Management Incentive Units pursuant to this Agreement or any Management Incentive Unit Agreement and does not constitute a pledge of, or the granting of a security interest in, the underlying Management Incentive Units.

(j) By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”), or any successor guidance or provision, apply to any interest in the Partnership transferred to a service provider by the Partnership on or after the effective date of such Revenue Procedure in connection with services provided to the Partnership. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “member who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Partnership and each Partner hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Partner shall prepare and file all federal income tax returns reporting the income tax effects of each “Safe Harbor Partnership Interest” issued by the Partnership in a manner consistent with the requirements of the IRS Notice. A Partner’s obligations to comply with the requirements of this Section 3.5(i), shall survive such Partner’s ceasing to be a Partner of the Partnership and/or the termination, dissolution, liquidation and winding up the Partnership, and, for purposes of this Section 3.5(i), the Partnership shall be treated as continuing in existence.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

4.1 Nonliquidating Distributions. Subject to any restrictions contained in any credit agreement to which the Partnership is a party or by which it is bound and in the Stockholders Agreement, the Board may, in its sole discretion, make Distributions at any time and from time to time. At the time of each Distribution, such Distribution shall be made to the shareholders in the following order and priority:

(a) first, the Class A Unitholders shall be entitled to receive all or a portion of such Distribution (ratably among such Holders based upon the Unpaid Class A Yield of the Class A Units held by each such Class A Unitholder immediately prior to such Distribution) equal to the aggregate Unpaid Class A Yield with respect to their Class A Unit outstanding immediately prior to such Distribution, until each such Class A Unitholder has received Distributions with respect to its Class A Units pursuant to this Section 4.1(a) in an amount equal to the aggregate Unpaid Class A Yield with respect to such Class A Unitholder’s Class A Units outstanding immediately prior to such Distribution, and no Distribution or any portion thereof shall be made pursuant to Sections 4.1(b) through (h) below until the entire amount of the Unpaid Class A Yield with respect to the Class A Units outstanding immediately prior to such Distribution has been paid in full;

(b) second, the Class A Unitholders shall be entitled to receive all or a portion of such Distribution (ratably among such Holders based upon the Unreturned Original Cost of the Class A Units held by each such Class A Unitholder immediately prior to such Distribution) equal to the aggregate Unreturned Original Cost with respect to their Class A Units outstanding immediately prior to such Distribution until each such Class A Unitholder has received Distributions with respect to its Class A Units pursuant to this Section 4.1(b) in an amount equal to the aggregate Unreturned Original Cost with respect to such Class A Unitholder’s Class A Units outstanding immediately prior to such Distribution, and no Distribution or any portion thereof shall be made pursuant to Sections 4.1(c) through (h) below until the entire amount of the Unreturned Original Cost with respect to the Class A Units outstanding immediately prior to such Distribution has been paid in full;

(c) third, the Class I Unitholders shall be entitled to receive all or a portion of such Distribution (ratably among such Holders based upon the Unpaid Class I Yield of the Class I Units held by each such Class I Unitholder immediately prior to such Distribution) equal to the aggregate Unpaid Class I Yield with respect to their Class I Units outstanding immediately prior to such Distribution, until each such Class I Unitholder has received Distributions with respect to its Class I Units pursuant to this Section 4.1(c) in an amount equal to the aggregate Unpaid Class I Yield with respect to such Class I Unitholder’s Class I Units outstanding immediately prior to such Distribution, and no Distribution or any portion thereof shall be made pursuant to Sections 4.1(d) through (h) below until the entire amount of the Unpaid Class I Yield with respect to the Class I Units outstanding immediately prior to such Distribution has been paid in full;

(d) fourth, the Class I Unitholders shall be entitled to receive all or a portion of such Distribution (ratably among such Class I Unitholders based upon the Unreturned Base Amount of the Class I Units held by each such Class I Unitholder immediately prior to such Distribution) equal to the aggregate Unreturned Base Amount with respect to their Class I Units outstanding immediately prior to such Distribution until each such Class I Unitholder has received Distributions with respect to its Class I Units pursuant to this Section 4.1(d) in an amount equal to the aggregate Unreturned Base Amount with respect to such Class I Unitholder’s Class I Units outstanding immediately prior to such Distribution, and no Distribution or any portion thereof shall be made pursuant to Sections 4.1(e) through (h) below until the entire amount of the Unreturned Base Amount with respect to the Class I Units outstanding immediately prior to such Distribution has been paid in full;

(e) fifth, the Class B Unitholders shall be entitled to receive all or a portion of such Distribution (ratably among such Holders based upon the Unpaid Class B Yield of the Class B Units held by each such Class B Unitholder immediately prior to such Distribution) equal to the aggregate Unpaid Class B Yield with respect to their Class B Units outstanding immediately prior to such Distribution, until each such Class B Unitholder has received Distributions with respect to its Class B Units pursuant to this Section 4.1(e) in an amount equal to the aggregate Unpaid Class B Yield with respect to such Class B Unitholder’s Class B Units outstanding immediately prior to such Distribution, and no Distribution or any portion thereof shall be made pursuant to Sections 4.1(f) through (h) below until the entire amount of the Unpaid Class B Yield with respect to the Class B Units outstanding immediately prior to such Distribution has been paid in full;

(f) sixth, the Class B Unitholders shall be entitled to receive all or a portion of such Distribution (ratably among such Holders based upon the Unreturned Original Cost of the Class B Units held by each such Class B Unitholder immediately prior to such Distribution) equal to the aggregate Unreturned Original Cost with respect to their Class B Units outstanding immediately prior to such Distribution until each such Class B Unitholder has received Distributions with respect to its Class B Units pursuant to this Section 4.1(f) in an amount equal to the aggregate Unreturned Original Cost with respect to such Class B Unitholder’s Class B Units outstanding immediately prior to such Distribution, and no Distribution or any portion thereof shall be made pursuant to Sections 4.1(g) through (h) below until the entire amount of the Unreturned Original Cost with respect to the Class B Units outstanding immediately prior to such Distribution has been paid in full;

(g) seventh, the Class A Unitholders, the Class B Unitholders and the Participating Class C Unitholders, together as a single class, shall be entitled to receive all or a portion of such Distribution (ratably among such Holders in accordance with the Common Distribution Rule) until the amount distributed to the Class B Units pursuant to Sections 4.1(e) and (f) and this Section 4.1(g) is equal to the Common Participation Threshold, and no Distribution or any portion thereof shall be made pursuant to Section 4.1(h) below until the amount distributed to the Class B Unitholders pursuant to Sections 4.1(e) and (f) and this Section 4.1(g) is equal to the Common Participation Threshold; and

(h) eighth, the Class A Unitholders, the Class B Unitholders, the Participating Class C Unitholders and the Class D Unitholders, together as a single class, shall be entitled to receive the remaining portion of such Distribution (ratably among such Holders in accordance with the Common Distribution Rule).

For purposes of this Section 4.1, the “Common Distribution Rule” means that for purposes of any Distribution made pursuant to Section 4.1(g) or Section 4.1(h), (i) the Participating Class C Unitholders, together as a single class, shall be entitled to receive the Participating Class C Percentage of such Distribution (ratably among such Holders based upon the number of Participating Class C Units held by each such Participating Class C Unitholder immediately prior to such Distribution) and (ii) the Class A Unitholders and the Class B Unitholders (in the case of Section 4.1(g)) or Class A Unitholders, Class B Unitholders and Class D Unitholders (in the case of Section 4.1(h)), in each case, together as a single class, shall be entitled to receive a percentage of such Distribution equal to one hundred percent (100%) minus the Participating Class C Percentage (ratably among such Holders based upon the number of Class A Units and Class B Units (in the case of Section 4.1(g)) or Class A Units, Class B Units and Class D Units (in the case of Section 4.1(h)) held by each such Holder immediately prior to such Distribution). The “Participating Class C Percentage” of any Distribution made pursuant to Section 4.1(g) or Section 4.1(h) shall, subject to adjustment pursuant to the immediately following paragraph, be equal to the lesser of (A) the fraction determined by multiplying the number of Participating Class C Units outstanding as of immediately prior to such Distribution by 0.0000000130769231 and (B) subject to the remaining provisions of this paragraph, seventeen percent (17%) (the “Class C Cap”). If, following the date of this Agreement, the Partnership issues additional Participating Preferred Units, then the Class C Cap shall automatically be reduced to a percentage equal to (A) the Class C Cap Equivalent as of immediately prior to such issuance divided by (B) the sum of the Class C Cap Equivalent as of immediately prior to such issuance plus the number of Participating Preferred Units outstanding following such issuance. The “Class C Cap Equivalent” means an amount determined by multiplying (x) the number of Participating Preferred Units outstanding immediately prior to an issuance giving rise to an adjustment of the Class C Cap by (y) a fraction, the numerator of which is the Class C Cap prior to such adjustment and the denominator of which is one (1) minus the Class C Cap prior to such adjustment. For example (by way of illustration only), if at the time of a Distribution there are 10,000,000 Participating Class C Units outstanding, the Participating Class C Percentage shall be equal to ten percent (10%), and if at the time of a Distribution there are 20,000,000 Participating Class C Units outstanding, the Participating Class C Percentage shall be equal to seventeen percent (17%).

For the avoidance of doubt, if the amount to be distributed pursuant to Section 4.1(g) or Section 4.1(h), as applicable, with respect to any particular Distribution would cause the amount of any outstanding Class C Unit’s Participation Threshold to be reduced to zero, then such Class C Unit shall constitute a Participating Class C Unit for purposes of Section 4.1(g) or

Section 4.1(h), as applicable, only after the portion of the amount to be distributed in such Distribution that would cause such Class C Unit’s Participation Threshold to be reduced to (but not below) zero has first been distributed to the Holders of outstanding Class A Units, Class B Units, Class D Units and Class C Units that have lesser Participation Thresholds (determined immediately prior to such Distribution). The Participating Class C Percentage of any Distribution made pursuant to Section 4.1(g) or Section 4.1(h) shall be ratably adjusted for any Class C Unit that is a Participating Class C Unit for only a portion of such Distribution. Furthermore, notwithstanding Sections 4.1(g) and (h), the portion of any distribution that would otherwise be made with respect to any Unvested Management Incentive Unit shall be held in reserve by the Company (the “Unvested Reserve Amount”) (but shall be treated as distributed, for purposes of this Section 4. 1) until such Unvested Management Incentive Unit either (i) vests, in which case the Unvested Reserve Amount attributable to such Management Incentive Unit shall be distributed to the holder thereof, or (ii) is terminated, cancelled or repurchased pursuant to the provisions of the agreement or plan pursuant to which it was granted, in which case (x) the Unvested Reserve Amount attributable to such Management Incentive Unit shall be distributed among the Holders in accordance with the requirements of Section 4.1 above, and (y) the Capital Accounts of the Holders will be adjusted accordingly.

4.2 Tax Distributions. Notwithstanding anything to the contrary in this Agreement, the Partnership shall, subject to having available cash, distribute quarterly to each Partner an amount of cash sufficient (after taking into account distributions received pursuant to Section 4.1 for such quarter) to allow such Partner (or such Partner’s members or partners, as the case may be) to pay its federal, state, and local income taxes on the net taxable income allocable to such Partner for such quarter of the taxable year (assuming the highest combined marginal federal, state, and local income tax rate applicable to an individual living in the State of California, and taking into account the net taxable income or loss allocable to such Partner for other quarters of the taxable year, as reasonably determined by the Board). Distributions made pursuant to this Section 4.2 shall be treated as advances of distributions under the corresponding provisions of Section 4.1 with respect to which the corresponding allocations of taxable income were made and shall be credited against and shall reduce future distributions to be made pursuant to such corresponding provision of Section 4.1.

4.3 Allocations of Profits and Losses. Except as otherwise provided in Article IV, net Profits and net Losses for any fiscal period shall be allocated among the Partners in such a manner that, as of the end of such fiscal period, the sum of (i) the Capital Account of each Partner, (ii) such Partner’s share of minimum gain (as determined according to Treasury Regulation Section 1.704 2(g)) and (iii) such Partner’s partner non recourse debt minimum gain (as defined in Treasury Regulation Section 1.704 2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to each of them or for which each of them would be liable to the Partnership under this Agreement, determined as if the Partnership were to (i) liquidate the assets of the Partnership for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 13.1.

4.4 Special Allocations.

(a) If any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),

(5) or (6), items of taxable income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. Notwithstanding any other provisions of this Article IV, allocations pursuant to this paragraph shall be taken into account in allocating Profits and Losses among the Limited Partners so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items to each Limited Partner shall be equal to the net amount that would have been allocated to the Limited Partners if the allocations pursuant to this paragraph had not occurred.

(b) The allocations set forth in Section 4.4(a) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profits and Losses or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Partners to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Partners anticipate that this will be accomplished by specially allocating other Profits and Losses (and such other items of income, gain, deduction and loss) among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such Partner is zero.

4.5 Tax Allocations

(a) Except as provided in Sections 4.5(b) and (c), the income, gains, losses, deductions and credits of the Partnership will be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Partnership’s subsequent income, gains, losses, deductions and credits will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code Section 704(c) using any method approved by the Board and permitted under the Treasury Regulations so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

(c) If the Book Value of any Partnership asset is adjusted pursuant to Section 3.2, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using a method approved by the Board and permitted under the Treasury Regulations.

(d) Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, Distributions or other Partnership items pursuant to any provision of this Agreement.

4.6 Withholding

All distributions to a Partner will be net of such Partner’s share of any taxes payable (or withholding taxes borne) by the Partnership. Any amounts withheld or paid by the Partnership on behalf of a Partner in accordance with this Section 4.6 shall nevertheless, for purposes of the this Agreement, be deemed to have been distributed to the Partner in respect of which they are withheld or paid.

ARTICLE V

MANAGEMENT

5.1 Admission and Authority of General Partner.

(a) Admission of the General Partner. Upon execution of this Agreement, Infor Topco GP, Inc. is hereby admitted to the Partnership as its sole general partner. In accordance with Section 17-401(a) of the Delaware Act, Infor Topco GP, Inc. is being admitted to the Partnership as its sole general partner without making a contribution to the capital of the Partnership, or being obligated to make a contribution to the capital of the Partnership, and without acquiring a partnership interest (or any units) in the Partnership. The General Partner shall not be entitled to receive any Distributions from the capital or profits of the Partnership.

(b) Authority of the General Partner. The General Partner shall have all the rights and powers of a general partner as provided in the Delaware Act, under any other applicable laws and by this Agreement, except to the extent that such powers may be expressly limited by the Delaware Act, such other laws, this Agreement or the Stockholders Agreement. Except as so limited, the General Partner shall have the exclusive right and power to manage the affairs of the Partnership and is authorized to do on behalf of the Partnership all things which, in its sole judgment, are necessary or appropriate to carry out the Partnership’s purpose. Without limiting the generality of the foregoing (but except as so limited), the General Partner (in each case through the Board) (i) shall have sole discretion in determining whether to issue Units, the number of Units to be issued at any particular time, the Capital Contribution or purchase price for any Units issued, and all other terms and conditions governing the issuance of Units; (ii) shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Management Incentive Units issued hereunder, including, the full power and authority to (w) interpret the terms of this Agreement, (x) determine the rights of any Management Limited Partner under this Agreement, (y) correct any defect or omission or reconcile any inconsistency in any Management Incentive Units issued hereunder, and (z) determine whether any Management Incentive Units issued hereunder are subject to or comply with the requirements of Code Section 409A or the regulations thereunder; and (iii) may in its sole discretion enter into, approve and consummate any merger, consolidation, sale of all or any part of the Partnership’s assets, or other extraordinary transaction, and execute and deliver on behalf of the Partnership or the Partners any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Partner. No Person other than the General Partner shall have the authority to bind the Partnership, unless such authority has been expressly granted in writing to such Person by the General Partner. Notwithstanding anything herein to the contrary, the Partnership’s actions, and the General Partner’s authority with respect thereto, are subject to the terms and conditions of the Stockholders Agreement, including certain restrictions on actions otherwise described in this Agreement (whether or not an express reference to the Stockholders Agreement is made). Furthermore, notwithstanding anything herein to the contrary, all actions, decisions and determinations taken or made by the General Partner shall be taken or made under the express direction and authority of the Board in each instance in which the Partnership would act under the express direction and authority of the Board if the Partnership were a corporation and the Board were its board of directors.

(c) Delegation by the General Partner. Subject to the provisions of the Stockholders Agreement or as otherwise expressly provided herein, the General Partner shall have the power and authority to delegate to agents and employees of the General Partner or the Partnership (including Officers) to the same extent a board of directors of a Delaware corporation may delegate matters to employees or other agents of the corporation; provided that any such delegation by the General Partner shall not cause the General Partner to cease to be a General Partner of the Partnership. Subject to the provisions of the Stockholders Agreement, the General Partner may authorize any person (including, without limitation, any Partner or Officer) to enter into and perform under any document on behalf of the Partnership.

5.2 Officers.

(a) Designation and Appointment. The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Partnership’s affairs, including employees, agents and other Persons (any of whom may be a Partner) who may be designated as Officers of the Partnership, with titles including but not limited to “chief executive officer,” “chairman,” “president,” “vice president,” “treasurer,” “assistant treasurer,” “secretary,” “assistant secretary,” “director” and “chief financial officer,” as and to the extent authorized by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Partners. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them; provided that in the absence of an express delegation of authority and duties, such persons shall have the authority and duties normally associated with such offices in respect of corporations formed pursuant to the Delaware General Corporation Law. Notwithstanding the foregoing, no Officer shall have the authority to approve any actions of any Subsidiary which requires the approval of the Partnership in its capacity as a shareholder (or similar equity holder) of such Subsidiary without the express authorization of the Board. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. No compensation shall be paid to any of the Officers of the Partnership in respect of their service to the General Partner.

(b) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Partnership. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of an Officer shall not of itself create any contractual or employment rights.

5.3 Compensation and Reimbursement of General Partner.

(a) Except as provided in this Section 5.3 or elsewhere in this Agreement, the General Partner shall not be compensated for its services as General Partner to the Partnership.

(b) The General Partner shall be reimbursed on a monthly basis for all reasonable amounts it pays or incurs in organizing or conducting the Partnership’s affairs, including that portion of the General Partner’s reasonable legal and accounting expenses and other indirect expenses necessary or appropriate in organizing or conducting the Partnership’s affairs.

5.4 Outside Activities. The Partners hereby acknowledge and agree that one or more of the General Partner’s Affiliates, and any of their respective stockholders, members, managers, partners, directors, officers, employees, agents and/or controlling persons, and any successor by operation of law (including by merger) of any such Person, and any entity that acquires all or substantially all of the assets of any such Person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Affiliated Persons”) have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Partnership, its Subsidiaries or any of their Affiliates (collectively, “Outside Activities”), including (without limitation) investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Partnership, its Subsidiaries or any of their Affiliates. The Partners hereby consent to all such Outside Activities, and none of the Affiliated Persons engaging in such Outside Activities shall be liable to the Partnership, its Subsidiaries or any of their Affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such Person’s participation therein. In the event that any Affiliated Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Partnership, its Subsidiaries or any of their Affiliates, on the one hand, and any Affiliated Person, on the other hand, or any other Person, no Affiliated Person shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Partnership, its Subsidiaries or any of their Affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Partnership, its Subsidiaries or any of their Affiliates for breach of any duty

(contractual or otherwise), including without limitation any fiduciary duties, by reason of the fact that any Affiliated Person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present or communicate such opportunity to the Partnership, its Subsidiaries or any of their Affiliates, even though such corporate opportunity may be of a character that, if presented to the Partnership, its Subsidiaries or any of their Affiliates, could be taken by the Partnership, its Subsidiaries or any of their Affiliates, as applicable. The Partnership hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by the Affiliated Persons to the fullest extent permitted by law.

5.5 Dealings with General Partner. Subject to the terms of the Stockholders Agreement, the General Partner or any of its Affiliates may contract or otherwise deal with the Partnership, provided that the terms of any such contract or dealing shall be fair and reasonable to the Partnership.

5.6 Indemnification. Subject to the limitations and conditions as provided in this Article V, each Person who was or is made a party to, or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, including, without limitation, any civil, criminal, administrative or arbitrative action, suit or proceeding (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was the General Partner, a member of the Board, a Limited Partner or Officer shall be indemnified by the Partnership to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than said law permitted the Partnership to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (for purposes of this Section 5.6, each an “Expense”), unless and to the extent that such Expense shall have been the result of gross negligence, fraud or intentional misconduct by such Person, and indemnification under this Article V shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article V shall be deemed contract rights, and no amendment, modification or repeal of this Article V shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.

5.7 Advance Payment. The right to indemnification conferred in this Article V shall include the right to be paid or reimbursed by the Partnership for the reasonable expenses incurred by a Person (other than the General Partner or an Officer of the Partnership or any of its Subsidiaries thereof in respect of claims by the Partnership or any of its Subsidiaries thereof against the General Partner or such Officer in such General Partner’s or Officer’s capacity as such) who is entitled to be indemnified under Section 5.6 and was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the

Partnership of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article V and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article V or otherwise.

5.8 Performance of Duties; Certain Limitations on Liability. No Limited Partner shall have any duty to the Partnership or any other Partner of the Partnership except as expressly set forth herein. No Limited Partner of the Partnership shall be liable to the Partnership or to any other Partner for any loss or damage sustained by the Partnership or to any other Partner, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Limited Partner in question. Subject to Section 5.4, the General Partner, in the performance of its rights and duties as such, shall owe to the Partnership and all of the Partners and Holders of any class of Units fiduciary duties of the type owed by the directors of a corporation to such corporation and its stockholders under the laws of the State of Delaware. Subject to Section 5.4, the Officers of the Partnership, in the performance of their duties as such, shall owe to the Partnership fiduciary duties (including of loyalty and due care) of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware. In performing such Person’s duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Partnership or any facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Partnership; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Partnership, the General Partner, the Board or any committee of the Board, or any other Person who has been selected with reasonable care by or on behalf of the Partnership, the General Partner, the Board or any committee of the Board, in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in the Delaware Act. No Partner (including the General Partner) or Officer of the Partnership shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Partnership, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Partner, a General Partner or Officer of the Partnership or any combination of the foregoing (except to the extent provided for under the Delaware Act).

5.9 Indemnification of Employees and Agents. The Partnership, at the direction of the General Partner, may indemnify and advance expenses to an employee or agent of the Partnership to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Section 5.6 and Section 5.7.

5.10 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article V shall not be exclusive of any other right that a Partner, Officer or other Person indemnified pursuant to this Article V may have or hereafter acquire under any law (common or statutory) or provision of this Agreement. Without limiting the foregoing, the Partnership and each Partner hereby acknowledges that one or more of the indemnified persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by an Affiliated Institution. The Partnership and each Partner hereby agrees that, with respect to any such indemnified persons, the Partnership (i) is, relative to each Affiliated Institution, the indemnitor of first resort (i.e., its obligations to the applicable indemnified person under this Agreement are primary and any duplicative, overlapping or corresponding obligations of an Affiliated Institution are secondary), (ii) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights any indemnified person may have against his or her Affiliated Institution, and (iii) irrevocably waives, relinquishes and releases any such Affiliated Institution from any and all claims against such Affiliated Institution for contribution, subrogation or any other recovery of any kind in respect thereof. The Partnership further agrees that no advancement or payment by an Affiliated Institution on behalf of an indemnified person with respect to any claim for which such indemnified person has sought indemnification from the Partnership shall affect the foregoing and any such Affiliated Institution shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable indemnified person against the Partnership. The Partnership and each Partner agree that each Affiliated Institution is an express third party beneficiary of the terms of this Article V.

5.11 Voting Interest. Notwithstanding anything to the contrary contained in this Agreement, the Board in its sole discretion may determine to submit a matter concerning the Partnership for the approval of the Partners (and shall set forth in a written notice to the Limited Partners entitled to vote thereon the time, place and purpose of any meeting relating to such approval). In any situation where the Board determines to submit a matter for the approval of the Partners so entitled to vote thereon, such Partners shall act through a meeting or written consent. Acts approved by a Majority in Voting Interest shall be deemed to have been approved by all of the Partners. Each Voting Unit shall represent one vote and all Voting Units shall vote together as a single class and, for the avoidance of doubt, no class or series of Units shall have the right to vote as a separate class or series in connection with any matter submitted for the approval of the Partners. The actions by the Partners entitled to vote or consent may be taken by vote of the Partners entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Partners having not less than the minimum number of Voting Units that would be necessary to authorize or take such action at a meeting at which all Partners entitled to vote thereon were present and voted; provided that no holder of Voting Units shall execute any written consent to a partnership action taken by the Partners without a meeting on which any holder of Voting Units would have been entitled to vote if such action were taken at a meeting until all holders of Voting Units have been given at least two business days’ prior written notice of such action or the holders of not less than a majority of the Summit Units have executed such written consent. Any Partner entitled to vote at a meeting of Partners or to express consent to Partnership action in writing without a meeting may authorize another person or persons to act for it by proxy. An authentic reproduction (e.g., facsimile or PDF) of a writing executed by the Partner shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 5.11. No proxy shall be voted or acted upon after six months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest.

5.12 Insurance. The Partnership may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect itself and any Partner, Officer or agent of the Partnership who is or was serving at the request of the Partnership as a managing member, Officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Partnership would have the power to indemnify such Person against such expense, liability or loss under this Article V.

5.13 Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article V as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

5.14 Effect on Other Agreements. This Article V and Article VI shall not in any way affect, limit or modify any Person’s liabilities or obligations under any employment agreement, consulting agreement, management services agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement or any similar agreement with the Partnership or any of its Subsidiaries.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

6.1 Limitation of Liability. Except as otherwise provided in this Agreement or in the Delaware Act, a Limited Partner’s liability for Partnership liabilities and Losses shall be limited to such Limited Partner’s undistributed Capital Contribution and share of any undistributed net Profits.

6.2 Management of Affairs. No Limited Partner shall take part in the control (within the meaning of the Delaware Act) of the Partnership’s affairs or transact any affairs in the Partnership’s name, unless such Limited Partner is also employed or engaged to transact any such affairs by or on behalf of the General Partner or the Partnership. The transaction of any such affairs by a Limited Partner employed or engaged to do so by or on behalf of the General Partner or the Partnership shall not be deemed to constitute participation in control of the Partnership and shall not affect, impair or eliminate the limitations on the liability of a Limited Partner under this Agreement.

6.3 No Right of Partition. No Limited Partner shall have the right to seek or obtain partition by court decree or operation of law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.

6.4 Access to Information. In addition to the right to receive the reports to be provided pursuant to Section 7.3, each Limited Partner shall have the right, for a proper purpose,

upon reasonable notice and written request to the General Partner, to obtain information regarding the affairs as specified in Section 17-305 of the Delaware Act or with respect to any Tax matters of such Partner. Any information obtained by a Limited Partner with respect to the affairs of the Partnership shall, except as may be required by law and except as set forth in the Stockholders Agreement, be kept strictly confidential.

ARTICLE VII

RECORDS AND REPORTS

7.1 Records and Accounting. The General Partner shall keep, or cause to be kept, appropriate books and records with respect to the Partnership’s affairs. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

7.2 Accounting Period

The fiscal year of the Partnership shall be the calendar year or such other annual accounting period as is established by the Board from time to time. The taxable year shall be the fiscal year unless the Board shall determine otherwise in its sole discretion and in compliance with applicable laws.

7.3 Reports.

(a) The General Partner shall deliver such interim reports to the Limited Partners as it determines are appropriate.

(b) The General Partner shall use commercially reasonable efforts to deliver or cause to be delivered, within 90 days after the end of each taxable year, to each person who was a Partner at any time during such taxable year all information necessary for the preparation of such person’s United States federal, state, local and foreign income tax returns, including an Internal Revenue Service Schedule K-1 on an annual basis prepared under the supervision of the Board.

(c) Upon request of any Class A Unitholder, Class B Unitholder or Class D Unitholder, the Partnership shall (and the General Partner shall cause the Partnership and each of its Subsidiaries to) provide such Class A Unitholder, Class B Unitholder or Class D Unitholder with such information and records as is reasonable to request, and make such of its Officers, directors, employees and agents reasonably available during normal business hours as may be reasonably requested by such Class A Unitholder, Class B Unitholder or Class D Unitholder, so that such Class A Unitholder, Class B Unitholder or Class D Unitholder can obtain any information that it needs in order to timely make any determination necessary for the filing of any tax return, the payment of any tax, the provision of any tax information to its direct or indirect owners, or the defense of, or participation in, any tax audit or controversy.

ARTICLE VIII

TAX MATTERS

8.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all tax returns required to be filed by the Partnership, including making the elections described in Section 8.2.

8.2 Tax Elections. The Partnership shall make the election referred to in Code Section 754 upon the request of any Partner in connection with a Transfer of the Partner’s Partnership Interest unless the Board determines that such election is not in the Partnership’s best interests. Subject to Section 4.5(b) and 4.5(c), the Board shall, in its discretion, determine whether to make or revoke any other available election pursuant to the Code.

8.3 Tax Controversies. The General Partner is designated the “Tax Matters Partner” (as defined in Code Section 6231), and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. The Tax Matters Partner shall keep the Board informed of the progress of any examinations, audits or other proceedings. The Tax Matters Partner shall have sole discretion to determine whether the Partnership (either in its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority; provided that, notwithstanding the foregoing, the Tax Matters Partner shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Board, which approval shall not be obtained until the Board has provided written notice and an opportunity to comment on such action to the Summit Stockholder Director. The Tax Matters Partner shall take such action as may be necessary to cause each Partner to become a “notice partner” within the meaning of Code Section 6231(a)(8). Each Partner shall be considered to have retained such rights (and obligations, if any) as are provided for under the Code or any other applicable law with respect to any examination, proposed adjustment or proceeding relating to the Partnership tax items (including its rights under Code Sections 6224(a) and (c) and its right to notice of any proposed tax settlements in any court case involving the Partnership). Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Partner, and if paid by the Partnership, shall be recoverable from such Partner.

8.4 Tax Covenants.

(a) The Partnership will, and the General Partner will cause the Partnership to, use reasonable efforts to operate itself and its Subsidiaries in a manner that avoids any Partner, or any direct or indirect owner of Partner, as a result solely of such Partner being a Partner, (i) from incurring any income that is effectively connected with the conduct of a U.S. trade or business as defined in Code Section 864(b), (ii) from having a permanent establishment in the United States, (iii) from realizing any unrelated business taxable income as defined in Code Sections 512 and 514 (including borrowing money from any Partner or third party), or (iv) from being treated as engaged in any “commercial activity” as defined in Code Section 892(a)(2)(i) or any activity that would create a significant risk of causing the Partnership to be treated as engaged in a “commercial activity.”

(b) The Partnership will not, and the General Partner will cause the Partnership not to, take any action that would cause the Partnership to cease to be classified as a partnership for U.S. general income tax purposes unless the Board shall determine otherwise, which determination shall not be made until the General Partner has provided written notice and an opportunity to comment on such action to the Summit Stockholder Director (as defined in the Stockholders Agreement).

ARTICLE IX

AMENDMENTS

9.1 Amendments Adopted by the General Partner. The General Partner (pursuant to its powers of attorney from the Limited Partners), without the consent of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect admission, substitution or termination of Partners in accordance with this Agreement.

Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended by the General Partner without the consent of any Limited Partner to add any obligation, representation or warranty of the General Partner.

9.2 Amendments Requiring Consent. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement (including the schedules hereto) will be effective against the Partnership or the Partners unless such modification, amendment or waiver is approved in writing by the General Partner (by action of the Board) and the holders of not less than a majority of the GGC Units; provided, that if such amendment or waiver would adversely affect any of the terms, rights, preferences or privileges of the holders of Summit Units hereunder, then such amendment or waiver shall require the approval of the holders of not less than a majority of the Summit Units; provided, further, that if such amendment or waiver would adversely affect a group or subset of holders of Units in a manner adverse as compared with the manner in which such amendments or waiver affects the other holders of Units (as of immediately prior to such amendment or waiver), then such amendment or waiver will require the consent of a majority of the Units held by such group or subset of holders adversely affected; provided, further, that the addition of any Person as a party hereto pursuant to the execution of a joinder to all or any portion of this Agreement shall not constitute an amendment of this Agreement (it being understood that any Person not holding GGC Units on the date hereof (in each case, other than an Assignee of GGC Units from a holder of GGC Units or an Affiliate of a Person holding GGC Units on the date hereof) shall not be joined to this Agreement as a GGC Limited Partner). No amendment, modification, alteration, repeal or waiver of the terms of this Agreement may be accomplished by the merger, consolidation or other transaction of the Partnership with another Person unless such transaction was approved as required by the immediately preceding sentence. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE X

ADMISSION OF PARTNERS

10.1 Substituted Limited Partners. An Assignee of a Partnership Interest pursuant to Section 11.1 may request admission as a Substituted Limited Partner on the form prescribed by the General Partner. Such Assignee shall become a Substituted Limited Partner on the date on which the General Partner consents thereto (which consent may be given or withheld in the General Partner’s discretion) and such admission is shown on the Partnership’s books and records. If the General Partner’s consent is withheld, such transferee shall remain an Assignee. Notwithstanding the foregoing, subject only to executing and delivering to the Partnership a copy of this Agreement or a joinder agreement hereto in form and substance reasonably satisfactory to the General Partner, an Assignee that acquires Units from an Investor Limited Partner in compliance with the terms of this Agreement and the Stockholders Agreement automatically shall be admitted as a Substituted Limited Partner, without any further action on the part of any other Person, on the effective date of such Transfer and the General Partner promptly shall update the Partnership’s books and records to reflect such Transfer and admission. Furthermore, notwithstanding any failure or delay of such an Assignee to become a Substituted Limited Partner, any such Assignee shall be deemed a Holder of the Units acquired from an Investor Limited Partner for purposes of all allocation and Distribution provisions of this Agreement.

10.2 Additional Limited Partners. Persons may be admitted to the Partnership as Additional Limited Partners upon such terms and conditions as the General Partner may establish in its sole discretion.

10.3 Admission of a Successor General Partner. A person shall be admitted as a Successor General Partner upon such terms and conditions as the General Partner may establish in its sole discretion with the approval of the holders of a majority of the GGC Units and the holders of a majority of the Summit Units.

10.4 Representations of New Partners. Each person admitted to the Partnership as a Partner shall become a party to, and agree to be bound by, this Agreement. Each Partner represents and warrants that (a) the Partner’s interest in the Partnership is intended to be and is being acquired solely for the Partner’s own account for the purpose of investment and not with a view to any sale or other disposition of all or any part thereof (provided the disposition of the Partner’s property shall be within its control), (b) the Partner is aware that interests in the Partnership have not been registered under the Securities Act, that such interests cannot be sold or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available, that the Partnership has no present intention of so registering such interests under the Securities Act, and that accordingly such Partner is able and is prepared to bear the economic risk of making a Capital Contribution and to suffer a complete loss of investment, and (c) the Partner’s knowledge and experience in financial and business matters are such that the Partner is capable of evaluating the risks of making a Capital Contribution. The foregoing representations and warranties may be relied upon by the Partnership, and by the other Partners, in connection with each Partner’s investment in the Partnership.

ARTICLE XI

TRANSFERS

11.1 General Transfer.

(a) A Management Limited Partner may not sell, assign, transfer, pledge, mortgage, hypothecate or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (any such transaction, a “Transfer”) any interest (legal or beneficial) in the Partnership or in any Units (including any Transfer of Units to a Person who becomes an assignee of a beneficial interest in Partnership Profits, Losses and Distributions even though not becoming a Substituted Limited Partner) without the consent of the Board which consent may be withheld in the Board’s sole discretion, except (i) to any trust or other estate planning instrument established solely for the benefit of such Management Limited Partner and/or such Management Limited Partner’s spouse and/or such Management Limited Partner’s descendants or pursuant to the applicable laws of descent; (ii) pursuant to (x) an Approved Sale, (y) an IPO or other offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act or (z) an exercise of the Repurchase Option pursuant to Section 3.5(h) above in connection with the repurchase of any Units from a Management Limited Partner; or (iii) pursuant to the Management Incentive Unit Agreement between the Partnership and such Management Limited Partner.

(b) An Investor Limited Partner may not Transfer any interest (legal or beneficial) in the Partnership or in any Units (including any Transfer of Units to a Person who becomes an assignee of a beneficial interest in Partnership Profits, Losses and Distributions even though not becoming a Substituted Limited Partner) without the consent of the GGC Limited Partners who hold a majority of the GGC Units (if the Transferring Limited Partner is any Limited Partner other than a GGC Limited Partner) or of the Summit Limited Partners who hold a majority of the Summit Units (if the Transferring Limited Partner is a GGC Limited Partner), in each case which consent may be withheld in such Partners’ sole discretion, except that no such consent shall be required to the extent such Transfer of Units is in connection with a Transfer by such Partner of a proportional number (as described in the proviso below) of the similarly labeled class of Stockholder Shares (e.g.., Class B Shares, in the case of a Transfer hereunder of Class B Units) held by such Partner in his, her or its capacity as a stockholder of the General Partner in accordance with the provisions of the Stockholders Agreement, which such provisions of the Stockholders Agreement (including as they relate to the termination of restrictions on Transfer) shall apply, mutatis mutandis, to such Transfer of Units (it being agreed that any references to the governing documents of the General Partner in the Stockholders Agreement shall be deemed to refer to this Agreement as such provisions are applied to any Transfers of Units hereunder); provided that the number of Units to be Transferred simultaneously with the transfer of any Stockholder Shares shall be 1,000 multiplied by the number of each class of Stockholder Shares to be transferred under the Stockholders Agreement.

(c) The Partners acknowledge and agree that the issuance of certain equity and debt securities by the Partnership or any of its Subsidiaries is subject to preemptive rights as provided in the Stockholders Agreement, subject to the terms, conditions, exceptions and limitations set forth therein.

(d) Notwithstanding anything to the contrary contained in this Section 11.1, but subject to the terms of Section 10.1 in the case of an Assignee of an Investor Limited Partner, a transferee or assignee of Units shall not become a Substituted Limited Partner without the consent of the General Partner in its sole discretion and without executing a copy of this Agreement or a joinder or an amendment hereto in form and substance reasonably satisfactory to the General Partner, and with respect to any transferee or assignee of Management Incentive Units, a separate written agreement with respect to such Management Incentive Units in form and substance reasonably satisfactory to the General Partner. Any Substituted Limited Partner admitted to the Partnership in accordance with the terms hereof shall succeed to all rights and be subject to all the obligations and restrictions of the transferring or assigning Limited Partner with respect to the Units to which such Limited Partner was substituted. The General Partner shall modify Schedule A attached hereto to reflect such admittance of any Substituted Limited Partners and shall record any Transfer in accordance with this Agreement and the Stockholders Agreement.

(e) The transferor and transferee of any Units shall be jointly and severally obligated to reimburse the General Partner and the Partnership for all reasonable out of pocket expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of such Units, regardless of whether such Transfer was consummated.

(f) The transferee of any Units shall be treated as having made all of the Capital Contributions made by, and received all of the distributions received by, the transferor of such Units.

(g) Notwithstanding any other provision of this Agreement, no Transfer of Units shall be permitted if such Transfer would (i) cause, or create a substantial risk of causing, the Partnership to have more than 100 partners, as determined for purposes of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)), (ii) cause, or create a substantial risk of causing, the Partnership to be treated as a publicly traded partnership within the meaning of Code Section 7704 and Treasury Regulation Section 1.7704 1 or (iii) cause, or create a substantial risk of causing, all or any portion of the assets of the Partnership to constitute “plan assets” under ERISA.

(h) Any Transfer that violates this Section 11.1 shall be null and void and the purported transferee shall have no interest in or rights to Partnership assets, Profits, Losses or distributions, and neither the General Partner nor the Partnership shall be required to recognize any such interest or rights.

(i) No Management Limited Partner shall avoid the provisions of this Section 11.1 by making one or more transfers to one or more transferees permitted hereby and then disposing of all or any portion of such Management Limited Partner’s interest in such transferee.

11.2 Sale of the Partnership.

(a) If the Board approves a sale of all or substantially all (as defined in the Revised Model Business Corporation Act) of the Partnership’s assets determined on a consolidated basis or a sale of a majority of the Units (whether directly or indirectly, by merger, recapitalization, consolidation, reorganization, combination, contribution, exchange or otherwise) (collectively, an “Approved Sale”), each Management Limited Partner will be deemed to have voted for and consented to (and will confirm such vote and consent in writing) and raise no objections against and not otherwise impede or delay such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each Management Limited Partner will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of Units (whether by merger, recapitalization, consolidation, reorganization, combination, contribution, exchange or otherwise), each Management Limited Partner will agree to sell, contribute, exchange or otherwise Transfer a portion of such Management Limited Partner’s Units proportional to the portion of the Units being sold by the Partnership and any rights to acquire Units on the terms and conditions approved by the Board. Each Management Limited Partner will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board, including without limitation voting such holder’s Units that are Voting Units and any other voting securities of the Partnership over which such holder has voting control in favor of such Approved Sale. Each Management Limited Partner shall be obligated to sign any definitive written sale agreement approved by the Board and to join in writing on a pro rata basis (based on the percentage ownership of the Units of the applicable class(es) or series to be sold directly or indirectly, and in such a manner that indemnification obligations constituting an adjustment to the purchase price shall be borne by the (and to the extent that such) class(es) or series shared directly or indirectly in the proceeds of the portion of the purchase price in excess of the purchase price resulting from such adjustment) in any indemnification, escrow, holdback or other obligations that the Partnership or the Investor Limited Partners agree to provide in connection with the Approved Sale (other than any such non-escrow obligations that relate solely to a particular holder of Units, such as indemnification with respect to representations and warranties given by a Management Limited Partner regarding such Management Limited Partner’s title to and ownership of Units, in respect of which only such Limited Partner shall be liable). In addition, each Management Limited Partner shall agree in writing to the same individual covenants and releases that the Investor Limited Partners agree to provide in connection with such Approved Sale. Without affecting the foregoing specific provisions, each Management Limited Partner will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Board or the holders of not less than a majority of the GGC Units, including, without limitation, executing and delivering any and all agreements, instruments and other documents approved by the holders of not less than a majority of the GGC Units (including any applicable purchase agreement, stockholders agreement, representative agreement, indemnification agreement or contribution agreement).

(b) The obligations of each Management Limited Partner with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Management Limited Partner will receive the same form of consideration and the same portion of the aggregate consideration (net of all expenses) that such holders would have received if such aggregate consideration had been distributed by the Partnership in complete liquidation pursuant to the rights and preferences set forth in this Agreement as in effect immediately prior to such Approved Sale, and (ii) if any Limited Partner is given an option as to the form and amount of consideration to be received with respect to a class or series of Units, each Management Limited Partner holding the same class or series will be given the same option to the extent permitted by applicable law.

(c) If the Partnership or the Partners enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the United States Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Management Limited Partners will, at the request of the General Partner, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the United States Securities and Exchange Commission) reasonably acceptable to the General Partner. If any Management Limited Partner appoints a purchaser representative designated by the General Partner, the Partnership will pay the fees of such purchaser representative, but if any Management Limited Partner declines to appoint the purchaser representative designated by the General Partner, such Management Limited Partner will appoint another purchaser representative, and such Management Limited Partner will be responsible for the fees of the purchaser representative so appointed.

(d) Each Management Limited Partner will bear its pro-rata share (based upon the proportionate number of Units sold directly or indirectly by such Management Limited Partner in relation to the number of all of the Units sold by all Limited Partners in such Approved Sale of such class(es) or series of Units, and in such a manner that all costs and expenses are borne by the (and to the extent that such) class(es) or series would have shared therein had such costs and expenses been available to be distributed as additional purchase price proceeds in excess of what was actually available for distribution after taking into account such costs and expenses)) of the costs and expenses incurred in connection with any Approved Sale to the extent such costs and expenses are incurred for the benefit of all direct or indirect holders of the Units and are not otherwise paid by the Partnership or the acquiring party, whether or not such Approved Sale closes.

(e) In order to secure the performance by each Management Limited Partner of such Management Limited Partner’s obligations under this Section 11.2, each such Management Limited Partner hereby appoints the General Partner as such Management Limited Partner’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Management Limited Partner’s Voting Units and any other voting securities of the Partnership over which such Management Limited Partner has voting control in favor of an Approved Sale and to take such other actions as a Management Limited Partner may be required to take pursuant to this Section 11.2. The General Partner may exercise the proxy and power of attorney granted to it hereunder by such Management Limited Partner at any time (and from time to time) if such Management Limited Partner fails to comply with its obligations under this Section 11.2. The proxies and powers granted by such Management Limited Partner pursuant to this Section 11.2 are coupled with an interest and are given to secure the performance of such Management Limited Partner’s obligations under this Section 11.2 and are irrevocable and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Management Limited Partner and any subsequent holder of such Management

Limited Partner’s Units. No Management Limited Partner shall grant any proxy or become party to any voting trust or other agreement (whether written or oral) that is inconsistent with, conflicts with or violates any provision of this Section 11.2.

(f) Each Investor Limited Partner agrees and acknowledges that the Units held by such Investor Limited Partner are subject to certain obligations under the Stockholders Agreement with respect to an Approved Sale.

11.3 Public Offering. If the Board approves an IPO, the Management Limited Partners will take all necessary or desirable actions in connection with the consummation of the IPO. If the IPO is an underwritten offering and the managing underwriters advise the Partnership in writing that in their opinion the share capital structure will adversely affect the marketability of the offering, each Management Limited Partner will consent to and vote for a recapitalization, reorganization and/or exchange of the Units into securities that the managing underwriters, the Board finds acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in this Agreement as in effect immediately prior to the consummation of such recapitalization, reorganization and/or exchange. The provisions of this Section 11.3 and all references to the defined term “IPO” in this Agreement will apply, mutatis mutandis, as appropriate, to (a) any initial public offering and sale of any ordinary shares or common stock of any Subsidiary of the Partnership and the liquidation of the Partnership into any such Subsidiary in connection therewith and (b) any Solvent Reorganization. Each Investor Limited Partner agrees and acknowledges that such Investor Limited Partner is subject to certain obligations under the Stockholders Agreement with respect to an IPO.

ARTICLE XII

WITHDRAWAL OR REMOVAL OF PARTNERS

12.1 Withdrawal of General Partner. The General Partner shall not withdraw or otherwise resign as the Partnership’s general partner or admit an additional general partner or Successor General Partner without the prior written consent of the holders of a majority of the GGC Units and the prior written consent of the holders of a majority of the Summit Units.

12.2 Removal of General Partner. The Limited Partners shall not have any right to remove the General Partner as the Partnership’s general partner, except with the prior written consent of all Investor Limited Partners.

12.3 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership without the prior written consent of the General Partner. Upon a Transfer of all of a Limited Partner’s Partnership Interest in a Transfer described in Article XI, such Limited Partner shall cease to be a Limited Partner; provided that the transferor shall not be released from liability to the Partnership for (a) any materially false statement made, or caused to be made, by such transferor in the Certificate of Limited Partnership, or (b) any obligation of such transferor to contribute cash or other property to the Partnership. For the avoidance of doubt, Investor Limited Partners may not be removed as Limited Partners.

12.4 Removal of Management Limited Partners. A Management Limited Partner may be removed (a) upon such Management Limited Partner’s death or entry by a court of competent jurisdiction of an order adjudicating such Management Limited Partner incompetent to manage such Management Limited Partner’s person or property, (b) upon such Management Limited Partner’s dissolution, liquidation or termination, (c) at the sole discretion of the General Partner, or (d) if the General Partner determines that such removal is necessary to comply with any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute. The General Partner shall provide written notice of removal to any Management Limited Partner that it proposes to remove pursuant to this Section 12.4, and if applicable shall provide such Management Limited Partner an opportunity to cure the event giving rise to removal. Upon removal of a Management Limited Partner, such Management Limited Partner, or such Management Limited Partner’s successor in interest, shall be paid an amount equal to the fair market value of such Management Limited Partner’s Capital Account as of the end of the fiscal year in which the removal is effective, as reasonably determined by the General Partner. Such payment shall be made without interest within 90 days following the end of such fiscal year.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

13.1 Dissolution. The Partnership shall not be dissolved by the admission of additional Partners or substituted Partners or the attempted or successful withdrawal or resignation of a Partner. Except as otherwise set forth in this Article XIII, the Partnership is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Partnership and the Partnership shall continue in existence subject to the terms and conditions of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) subject to the terms of the Stockholders Agreement, an election to dissolve the Partnership at the sole discretion of the Board; or

(b) the occurrence of any other event that makes it unlawful for the Partnership’s existence to be continued or the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Delaware Act.

13.2 Liquidation.

(a) Upon dissolution of the Partnership, the General Partner shall be the liquidator (the “Liquidator”) unless and until a substitute Liquidator is elected by all the Limited Partners. Except as expressly provided in this Article XIII, the Liquidator shall have and may exercise all of the powers conferred upon the General Partner under this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than any limitation on sale set forth herein) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

The Liquidator shall receive as compensation for its services (i) if the Liquidator is the General Partner, the compensation and reimbursements specified in Section 5.3, or (ii) if the Liquidator is not the General Partner, a reasonable fee plus out-of-pocket costs or such other compensation as the Limited Partners may approve.

(b) Except as provided in Section 13.3, the Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i) First, to the payment of the Partnership’s debts and obligations to its creditors (including loans to the Partnership by Partners), including sales commissions and other expenses incident to any sale of the assets of the Partnership.

(ii) Second, to the establishment of and additions to such Reserves as the Liquidator may deem necessary or appropriate.

(iii) Third, to the Partners, in accordance with Section 4.1.

The distribution of cash and/or property to the Partners in accordance with the provisions of this Section 13.2 constitutes a complete return to the Partners of their Capital Contributions and a complete distribution to the Partners of their interests in the Partnership and all Partnership property and constitutes a compromise to which all Partners have consented within the meaning of the Delaware Act. If any Partner’s Capital Account is not equal to the amount to be distributed to such Partner pursuant to Section 13.3(b)(iv), Profits and Losses for the taxable year in which the Partnership is dissolved shall be allocated among the Partners in such a manner as to cause, to the extent possible, each Partner’s Capital Account to be equal to the amount to be distributed to such Partner pursuant to Section 13.3(b)(iv).

13.3 Distribution in Kind. The provisions of Section 13.2 which require the liquidation of the assets of the Partnership notwithstanding, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and Reserves, and may, in its discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time.

13.4 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided in Sections 13.2 and 13.3, the Partnership shall be terminated, and the Liquidator (or the Limited Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Power of Attorney.

(a) Each Management Limited Partner hereby constitutes and appoints the General Partner and the Liquidator, with full power of substitution, as such Management Limited Partner’s true and lawful agent and attorney-in-fact, with full power and authority in such each Management Limited Partner’s name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct affairs or own property; (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article XII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the General Partner’s discretion, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

(b) Each Investor Limited Partner hereby constitutes and appoints the General Partner and the Liquidator, with full power of substitution, as the Limited Partner’s true and lawful agent and attorney-in-fact, with full power and authority in the Limited Partner’s name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct affairs or own property; and (B) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation.

(c) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, incompetency, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Partner and the Transfer of all or any portion of the Partner’s Partnership Interest and shall extend to the Partner’s heirs, successors, assigns and personal representatives.

14.2 Offset. Whenever the Partnership is to pay any sum to any Partner, any amounts that such Partner owes to the Partnership or any of its Subsidiaries under any promissory note or other debt instrument issued to the Partnership or any of its Subsidiaries or any other bona fide, undisputed obligation owed to the Partnership or any of its Subsidiaries may be deducted from that sum before payment; provided that the full amount that would otherwise be distributed shall be debited from the Partner’s Capital Account pursuant to Section 3.2.

14.3 Applicable Law. This Agreement and the rights and obligations of the Partners hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law.

14.4 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

14.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

14.6 Opt-In to Article 8. The Partners hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

14.7 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any of its Affiliates, and no creditor who makes a loan to the Partnership or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Partnership in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Partnership’s Profits, Losses, Distributions, capital or property other than as a secured creditor (to the extent provided in the applicable agreements and instruments).

14.8 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or delivered by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or by facsimile transmission to the address set forth below or at any address listed in the Partnership’s records for such recipient (including as set forth on Schedule A), or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, one day after deposit with a reputable overnight courier service or confirmation of facsimile transmission.

To the Partnership:

Infor Topco GP, Inc. c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attention:	Prescott Ashe
Facsimile:	(415) 983-2701

14.9 Remedies. Each Partner and the Partnership shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

14.10 Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Provisions herein that reference the Summit Stockholder Director are for the benefit of, and enforceable by, the Summit Limited Partners. This Agreement may be executed in counterparts (including counterparts transmitted by means of facsimile or electronically in portable document format (pdf) or comparable electronic transmission), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * * * * * *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement of Limited Partnership as of the date set forth above.

GENERAL PARTNER:

INFOR TOPCO GP, INC.

By:	/s/ Prescott Ashe
Name:	Prescott Ashe
Its:	Vice President

Signature Page to Limited Partnership Agreement

LIMITED PARTNERS:

GGC LIMITED PARTNERS:

GOLDEN GATE CAPITAL OPPORTUNITY FUND, L.P.
GOLDEN GATE CAPITAL OPPORTUNITY FUND-A, L.P.
GGCOF THIRD-PARTY CO-INVEST, L.P.

By:	GGC Opportunity Fund Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David Dominik
Name:	David Dominik
Its:	Director

GGCOF EXECUTIVE CO-INVEST, L.P.
GGCOF IRA CO-INVEST, L.P.

By:	GGC Co-Invest Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David Dominik
Name:	David Dominik
Its:	Director

Signature Page to Limited Partnership Agreement

GGC LIMITED PARTNERS (CONTINUED):

INFOR GLOBAL SOLUTIONS PARENT LTD.

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Title:	Director

SOFTBRANDS HOLDINGS, LLC

By:	/s/ David Dominik
Name:	David Dominik
Title:	Manager

Signature Page to Limited Partnership Agreement

SUMMIT LIMITED PARTNERS:

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name:	C.J. Fitzgerald
Its:	Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name:	C.J. Fitzgerald
Its:	Member

SUMMIT PARTNERS EUROPE PRIVATE EQUITY FUND, L.P.

By:	Summit Partners Europe, L.P.
Its:	General Partner

By:	Summit Partners Europe, Ltd.
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name:	C.J. Fitzgerald
Its:	Member

Signature Page to Limited Partnership Agreement

SUMMIT LIMITED PARTNERS (CONTINUED):

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name:	C.J. Fitzgerald
Its:	Member

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name:	C.J. Fitzgerald
Its:	Member

Signature Page to Limited Partnership Agreement